UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Furmanite Corporation

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FURMANITE CORPORATION
2435 North Central Expressway
Richardson, Texas 75080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 28, 2009
To the Stockholders of Furmanite Corporation:
          Notice is hereby given that the Annual Meeting of Stockholders of Furmanite Corporation, a Delaware corporation, will be held at 900 East Lookout Drive, Richardson, Texas 75082 at 9:30 a.m. Central Daylight Savings time on Thursday, May 28, 2009 for the following purposes:
(1)	To elect a Board of Directors;

(2)	To approve the Amendment and Restatement of the Furmanite Corporation 1994 Stock Incentive Plan; and

(3)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
          Stockholders of record at the close of business on March 30, 2009, will be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.
          Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares via the Internet, via a toll-free telephone number, or by signing, dating, and mailing a paper copy of the proxy card.
By Order of the Board of Directors
Howard C. Wadsworth
Senior Vice President, Treasurer and Secretary
Richardson, Texas
April 6, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE FURMANITE CORPORATION STOCKHOLDER MEETING
TO BE HELD ON MAY 28, 2009
Notice of Internet Availability was mailed to stockholders of record as of March 30, 2009. The annual report and proxy statement are available at www.proxyvote.com. We encourage you to review all of the important information contained in the proxy materials before voting.
If you would like to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request on or before May 14, 2009.
TO REQUEST MATERIAL: Internet: www.proxyvote.com Telephone: 1-800-579-1639 Email: sendmaterial@proxyvote.com
WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES VIA THE INTERNET, VIA A TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND MAILING YOUR PAPER PROXY CARD. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

FURMANITE CORPORATION
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 28, 2009

SOLICITATION AND REVOCABILITY OF PROXIES
          This Proxy Statement is furnished in connection with the solicitation of proxies of the holders of the common stock, no par value (the “common stock”), of Furmanite Corporation (“Furmanite” or the “Company”) on behalf of the Board of Directors of Furmanite for use at the Annual Meeting of Stockholders to be held at 900 East Lookout Drive, Richardson, Texas 75082 at 9:30 a.m. Central Daylight Savings time on Thursday, May 28, 2009, or at any postponement or adjournment of such meeting. Copies of the accompanying Notice of Annual Meeting of Stockholders (the “Notice”), Proxy Statement and Form of Proxy are being first mailed to stockholders on or about April 6, 2009.
          In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), Furmanite has elected to provide access to the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials will be mailed to stockholders of record and beneficial owners on or about April 6, 2009. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability, or by requesting a printed set of the proxy materials be mailed to them by following the instructions in the Notice of Internet Availability.
          A proxy that has been received by Furmanite management may be revoked by the stockholder giving such proxy at any time before it is exercised. A stockholder may revoke his or her proxy by notification in writing given to Howard C. Wadsworth, Senior Vice President, Treasurer and Secretary, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, by proper execution of a proxy bearing a later date or by voting in person at the meeting. However, mere attendance at the meeting by the stockholder will not itself have the effect of revoking the proxy. A proxy in the accompanying form, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in the proxy.
          Furmanite’s principal executive offices are located at 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, and its telephone number is (972) 699-4000.
          At the date of this Proxy Statement, the management of Furmanite does not know of any business to be presented at the meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
          The Board of Directors of Furmanite has fixed the close of business on March 30, 2009 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 36,604,152 shares of Furmanite common stock outstanding, and each holder of common stock on the Record Date will be entitled to one vote for each share held by them for each matter to be presented at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
          The following table sets forth information with respect to all persons who are known by Furmanite to be the beneficial owner of more than 5% of the common stock as of the dates indicated below:

		Amount and
		Nature of
		Beneficial	Percent of
Name and Address of Beneficial Owner	Title of Class	Ownership	Class

Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, California 94403	Common Stock	2,384,200	6.5%

Barclays Global Investors, NA. (2) 400 Howard Street San Francisco, CA 94105	Common Stock	1,826,823	5.0%

GAMCO Investors, Inc. et al (3) One Corporate Center Rye, New York 10580	Common Stock	2,228,672	6.1%

(1)	Franklin Resources, Inc. (together with certain affiliates and subsidiaries) reported dispositive and voting power with respect to all such shares in Schedule 13G/A filed by the stockholder with the SEC on February 6, 2009 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)	Barclays Global Investors, N.A. (together with certain affiliates and subsidiaries) reported dispositive and voting power with respect to all such shares in Schedule 13G/A filed by the stockholder with the SEC on February 5, 2009 pursuant to the Exchange Act.

(3)	GAMCO Investors, Inc. (together with certain affiliates, subsidiaries and related individual group trusts and accounts) reported voting and dispositive power with respect to all such shares in Schedule 13D/A filed by the stockholder with the SEC on March 11, 2009 pursuant to the Exchange Act.

Security Ownership of Management
          The following table sets forth information as of March 30, 2009 with respect to shares of common stock beneficially owned by (a) each of the directors and nominees for director; (b) each of the “named executive officers”; and (c) all of the current directors and executive officers as a group:

		Amount and
		Nature of
		Beneficial		Percent of
Name	Title of Class	Ownership(1)		Class

Michael L. Rose (7) Chairman of the Board and Chief Executive Officer	Common Stock	179,864	(2)(6)	*

John R. Barnes (7) Retired Chairman of the Board and Chief Executive Officer	Common Stock	1,370,761	(3)(4)	3.7%

Sangwoo Ahn Director	Common Stock	361,669	(2)(5)	*

Charles R. Cox Director	Common Stock	489,393	(2)(5)	1.3%

Hans Kessler Director	Common Stock	161,579	(2)(5)	*

Joseph E. Milliron (8) President and Chief Operating Officer	Common Stock	148,423	(2)(9)	*

Howard C. Wadsworth Senior Vice President, Treasurer and Secretary	Common Stock	401,836	(2)(3)	1.1%

All Current Directors and Executive Officers as a group (6 persons) (10)	Common Stock	1,742,764		4.8%

*	Less than one percent.

(1)	Shares listed include those beneficially owned as determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, the beneficial owner has sole voting and dispositive power with respect to all shares indicated.

(2)	Includes 80,000, 50,000, 80,000, 50,000, 60,000 and 40,000 shares that Messrs. Rose, Ahn, Cox, Kessler, Milliron, and Wadsworth, respectively, have the right to acquire, pursuant to options granted by the Company, within 60 days of March 30, 2009.

(3)	Includes 100,000 and 50,000 shares that Messrs. Barnes and Wadsworth, respectively, may not sell prior to December 6, 2011 (other than in the event of death, disability, or a change in control of the Company).

(4)	Includes 912,252 shares with respect to which Mr. Barnes has shared voting power and no dispositive power.

(5)	Includes 30,000 shares which may not be sold while the holder is serving as a Director of the Company.

(6)	Includes 50,000 shares that will vest to Mr. Rose on December 6, 2010, and that may not be sold prior to December 6, 2011 (other than in the event of his death, disability, or a change in control of the Company).

(7)	Effective December 31, 2008, Mr. Barnes retired from the Company and effective January 1, 2009 Mr. Rose was elected Chairman of the Board and appointed Chief Executive Officer of the Company.

(8)	Effective January 1, 2009, Mr. Milliron was appointed President and Chief Operating Officer of the Company and prior to that, he served as Executive Vice President and Chief Operating Officer of the Company.

(9)	Includes 50,000 shares that will vest to Mr. Milliron on December 6, 2011, and that may not be sold prior to December 6, 2011 (other than in the event of his death, disability, or a change in control of the Company).

(10)	Includes only those directors and executive officers as of the date of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s officers and directors, among others, to file reports of ownership and changes of ownership in the Company’s equity securities with the SEC. Such persons are also required by related regulations to furnish the Company with copies of all Section 16(a) forms that they file.
          Based solely on its review of the copies of such forms received by it, or written representations that no other reports were required, the Company believes that, during the year ended December 31, 2008, its officers and directors have complied with all applicable reporting requirements under Section 16(a) except that Mr. Kessler exercised an option to purchase shares of common stock on December 18, 2008 and the Form 4 filing to report the transaction was not made until December 23, 2008 due to administrative oversight.
ELECTION OF DIRECTORS
          At the Annual Meeting of Stockholders of the Company, four directors, constituting the entire Board of Directors of Furmanite (the “Board”), are to be elected by the holders of common stock. The directors elected will hold office until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and qualified. All four nominees proposed by the Board for election by the holders of common stock are incumbent directors. Although the Board does not contemplate that any of the nominees will be unable to serve, if such should occur prior to the meeting, proxies which do not withhold authority to vote for directors may be voted for a substitute in accordance with the best judgment of the person or persons authorized by such proxies to vote.
          The enclosed form of proxy provides a means for stockholders to vote for all the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in advance of the commencement of the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or, in the circumstance noted above, for other nominees selected by the Board. Unless a stockholder who withholds authority to vote for one or more of the nominees’ votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of directors because Furmanite’s By-laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors, except for quorum purposes as described below. A broker non-vote occurs when a registered broker, who holds securities for customers in street name, has not received voting instructions from a customer having beneficial ownership in the securities. However, the shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

NOMINEES FOR ELECTION AS DIRECTORS
          The following table sets forth: (i) the name and age of each nominee for director listed in the enclosed form of proxy for the Company; (ii) the principal occupation of such nominee; and (iii) the year during which such nominee first became a director of Furmanite.

		First Year as
		Director of the
Name	Principal Occupation	Company	Age

Michael L. Rose	Chairman of the Board and Chief Executive Officer of Furmanite Corporation(1)	2009	70

Sangwoo Ahn	Investor (2)	1989	70

Charles R. Cox	Business Consultant (3)	1995	66

Hans Kessler	Chairman and Managing Director of KMB Kessler + Partner GmbH, a private management consulting company (4)	1998	59

(1)	Mr. Rose was appointed Chairman of the Board and Chief Executive Officer of the Company effective January 1, 2009 upon the retirement of John R. Barnes on December 31, 2008. Mr. Rose joined the Company in July 2005 and was elected President and Chief Operating Officer in August 2005. Mr. Rose was Chief Operating Officer of Kaneb Pipe Line Company LLC, general partner of Kaneb Pipe Line Partners, L.P., from January 2004 through July 2005, prior to which he served as an executive officer of the Partnership’s Statia Terminals Division since July 2002.

(2)	Mr. Ahn, now retired, was a founding partner of Morgan, Lewis, Githens & Ahn, an investment banking firm. Mr. Ahn has served as a Director of PAR Technology Corporation since 1986.

(3)	Mr. Cox has been engaged as a private business consultant since February 2006. He previously served as Chairman and Chief Executive Officer of WRS Infrastructure and Environment, Inc., a technical services company, from March 2001 to July 2005, and Chairman of the Board through February 2006. He retired in 1998 from Fluor Corporation, where he served in senior executive level positions during a 29-year career with that organization.

(4)	Mr. Kessler has served as Chairman and Managing Director of KMB Kessler + Partner GmbH, a management consulting firm, since 1992. He was previously a Managing Director and Vice President of a European division of Tyco International Ltd.

AMENDMENT AND RESTATEMENT
OF THE FURMANITE CORPORATION 1994 STOCK INCENTIVE PLAN
On March 24, 1994, the Board of Directors of the Company approved, subject to approval of the stockholders of the Company, the Kaneb Services, Inc. 1994 Stock Incentive Plan (the “1994 Plan”). The 1994 Plan was approved at the 1994 Annual Meeting of the Company’s stockholders authorizing 1,600,000 shares of the Company’s Common Stock, no par value, for use under the 1994 Plan. During the succeeding seven years from 1994 through 2001, these shares were fully utilized in the course of successfully expanding the Company. On April 14, 2001, the Board of Directors of the Company approved, subject to stockholder approval, an amendment and restatement of the 1994 Plan (the “Amended and Restated 1994 Plan”), increasing the number of shares of the Company’s Common Stock, no par value, authorized under the 1994 Plan by 2,000,000 shares. In addition, the Amended and Restated 1994 Plan made non-employee directors of the Company eligible to receive Awards. Other than the foregoing, the Amended and Restated 1994 Plan was substantially similar to the 1994 Plan. The Amended and Restated 1994 Plan was approved at the 2001 Annual Meeting of the Company’s stockholders. During the succeeding seven years from 2001 through 2008, these shares were fully utilized in the course of successfully expanding the Company.
In order to continue its ability to recruit and retain senior executive talent and closely connect the interest of management with stockholder value, on March 4, 2009, the Board of Directors of the Company approved, subject to stockholder approval, an amendment (the “2009 Amendment”) to the Amended and Restated 1994 Plan (the “Plan”) which amendment (1) extends the last day of the period during which awards may be granted under the Amended and Restated 1994 Plan from July 9, 2011 to March 4, 2019, (2) increases by 2,500,000 shares the number of shares of the Company’s Common Stock, no par value, with respect to which awards may be granted under the Amended and Restated 1994 Plan, and (3) increases proportionally by 500,000 shares the maximum number of shares with respect to which restricted stock awards may be granted under the Plan.
The following is a summary of the Plan, a copy of which is hereby incorporated by reference and attached as Appendix A to this Proxy Statement. This summary is not a complete statement of the Plan and is qualified in its entirety by reference to the full text of the Plan.
Approval of the 2009 Amendment requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the 2009 Annual Meeting. An abstention will have the same legal effect as a vote against the proposal and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the 2009 Amendment. The approval of the 2009 Amendment is considered a non-discretionary item. Brokers are not permitted to vote on non-discretionary items without instructions from the beneficial owners of their common stock. Therefore, if common stock is held in street name with a broker, that broker will not be able to vote in favor of or against the approval of the 2009 Amendment without specific instructions from the beneficial owner of the common stock.

Purpose and Administration of
the Furmanite Corporation Amended and Restated
1994 Stock Incentive Plan
The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Plan is intended to advance the Company’s best interests by providing employees and directors who have substantial responsibility for the management and growth of the Company with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, and thereby encouraging them to remain in its employ or affiliation.
The Committee may from time to time grant stock options, including incentive stock options intended to meet the requirements of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options that are not intended to be incentive stock options, and restricted stock awards to individuals eligible to receive them. Incentive stock options, nonqualified stock options, and restricted stock awards granted under the Plan are collectively referred to in this summary as “Awards”.
Eligibility and Participation
The individuals eligible to receive incentive stock options are the key employees of the Company, as determined by the Committee from time to time. The individuals eligible to receive Awards other than incentive stock options are those employees and directors who have substantial responsibility for the management and growth of the Company, as determined by the Committee.
Further, shares of Common Stock may be issued under the Plan to participants and former participants in certain deferred compensation plans that are presently maintained by the Company or may be adopted by the Company in the future in satisfaction of its obligations under those plans.
Shares Authorized Under the Plan
Prior to the amendment, there were 3,600,000 shares of Common Stock subject to the Amended and Restated 1994 Plan. The 2009 Amendment authorizes an additional 2,500,000 shares which may be granted as Awards under the Plan. Such shares may be treasury shares or authorized but unissued shares. If any outstanding Award expires or terminates, the shares of Common Stock relating to the unexercised portion of the Award may again be available for purposes of Awards under the Plan. The maximum number of shares of Common Stock that may be awarded pursuant to restricted stock awards under the Plan is 1,250,000. The maximum number of shares of Common Stock subject to options that may be awarded to any employee under the Plan during any calendar year is 750,000.
Issuance of Options and Restricted Stock Awards
Option Price
The exercise price of an option shall not be less than the fair market value of the shares of Common Stock on the date the option is granted. In the case of any ten percent stockholder, the exercise price under an incentive stock option shall not be less than 110 percent of the fair market value of the Common Stock on the date the incentive stock option is granted.
Duration of Options
Unless the option agreement specifies a shorter term, an option expires on the tenth anniversary of the date the option is granted. Unless the option agreement specifies a shorter term, in the case of an incentive stock option granted to a ten-percent stockholder, the option expires on the fifth anniversary of the date the option is granted. Unless the option agreement specifies otherwise, an option shall not continue to vest after the termination of the option holder’s employment or affiliation relationship with the Company.
Except as otherwise provided in an option agreement, (1) an option that has been granted to an employee that has been in effect for at least two years terminates on the earlier of the date of the expiration of the general term of the option or 90 days after the date of the termination of the option holder’s employment with the Company and all its affiliates for any reason other than death, disability or retirement, and (2) an option that has been granted to an employee that has been in effect for less than two years shall terminate on the earlier of the date of the expiration of the general term of the option or 30 days after the date of the termination of the option holder’s employment with the Company and all its affiliates for any reason other than death, disability or retirement.
Except as otherwise provided in an option agreement, an option that has been granted to a non-employee director terminates on the earlier of the date of the expiration of the general term of the option or 90 days after the nonemployee director ceases being a director of the Company for any reason other than death or disability.
Unless the option agreement specifies otherwise, if the employment or affiliation relationship between the Company and an option holder terminates due to death before the date of expiration of the general term of the option, the option will terminate on the earlier of the date of expiration of the general term of the option or 180 days after the option holder’s death.
With respect to an option granted to an employee, unless the option agreement specifies otherwise, if the employment relationship between the Company and the option holder terminates due to disability before the date of the expiration of the general term of the option, the option shall terminate on the earlier of the expiration of the general term of the option or 90 days after the termination of the option holder’s employment due to disability.
If a non-employee director’s affiliation relationship with the Company is terminated as a result of disability, an option may be exercised for a period of 180 days after the non-employee director ceases being a director of the Company or until the expiration of the option period, if sooner, to the extent the option could have been exercised by the option holder on the date the individual ceased being a director of the Company.
Unless the option agreement specifies otherwise, if the option holder is an employee of the Company and the employee retires, the option shall terminate on the earlier of the expiration of the general term of the option or one day less than three months after the date of the option holder’s retirement.
Exercise of Options
An option may be exercised at the time, in the manner, and subject to the conditions the Committee specifies in the option agreement in its sole discretion. If specified in the option agreement, an option will be exercisable in full upon the occurrence of a change in control as defined in the Plan. No option holder will have any rights as a stockholder with respect to Common Stock covered by the option until the date a certificate is issued for the Common Stock.
Restricted Stock Awards
Restricted stock awards under the Plan give the recipient shares of Common Stock, subject to vesting requirements and other transferability restrictions that the Committee determines in its sole discretion. Recipients of restricted stock awards under the Plan will be the record owner of the shares of Common Stock on the date of grant, but may forfeit their ownership of those shares if they terminate their employment or affiliation relationship with the Company before vesting requirements are met.

Non-Transferability
Unless the option agreement specifies otherwise, awards will generally not be transferable by the holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the holder’s lifetime, only by the holder.
Federal Income Tax Consequences
Incentive Stock Options
Except for the possible application of alternative minimum taxes, the federal income tax consequences associated with the exercise of an incentive stock option and the sale of shares of Common Stock acquired upon the exercise of the option are the same as if shares of Common Stock of any unrelated corporation were bought and sold by an investor. However, the Common Stock acquired upon exercise of an incentive stock option must be held for certain periods discussed below. Incentive stock options must be exercised within certain time periods discussed below to qualify for this favorable tax treatment.
The grant of an incentive stock option under the Plan does not result in any federal income tax consequences. Unless subject to alternative minimum taxes in the year an incentive stock option is exercised, the option holder’s exercise does not result in any federal income tax consequences so long as the incentive stock option is exercised (1) during the option holder’s employment with the Company, (2) within one day less than three months after the termination of the option holder’s employment with the Company, or (3) within the special exercise period that would apply in the event of death or disability.
The difference between the fair market value, on the date of exercise, of the Common Stock purchased under an incentive stock option and the price paid to buy the Common Stock generally must be included in the option holder’s alternative minimum taxable income.
If shares of Common Stock acquired pursuant to the exercise of an incentive stock option are sold after the expiration of both (1) two years from the date of grant of the incentive stock option and (2) one year after the transfer of the shares to the option holder (the “Waiting Period”), the option holder will generally recognize long-term capital gain or loss on the sale.
If incentive stock option shares are disposed of prior to the expiration of the Waiting Period (an “Early Disposition”) the option holder will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (1) the lesser of (a) the fair market value of the shares as of the date of exercise or (b) the amount realized on the sale, over (2) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain, short or long term, depending on the holding period for the shares of Common Stock. If the shares of Common Stock are sold for less than the option price, the option holder will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.
The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option or the sale of incentive stock option shares after the Waiting Period. If incentive stock option shares are disposed of in an Early Disposition, the Company will be entitled to deduct the amount equal to the ordinary income recognized by the option holder.
Nonqualified Stock Options
The grant of nonqualified stock options under the Plan will not result in the recognition of any taxable income by the option holder. The option holder will generally recognize ordinary income on the date of exercise of the nonqualified stock option equal to the difference between (1) the fair market value of the Common Stock on the date of exercise and (2) the exercise price. The tax basis of these shares of Common Stock for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. The income reportable on exercise of the nonqualified stock option is subject to federal tax withholding. The Company will generally be entitled to a deduction in the amount reportable as income by the option holder on the exercise of a nonqualified stock option.

Restricted Stock Awards
A recipient of restricted stock under the Plan will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and the Company will be entitled to a corresponding deduction. Dividends paid during the period that the forfeiture restrictions apply will also be treated as compensation income to the recipient and deductible as such by the Company.
A recipient of restricted stock may elect, with the Company’s approval, to be taxed at the time of grant of the restricted stock based on the fair market value of the shares on the date of the grant. If this election is made, (1) the Company will be entitled to a deduction at the time of grant of the restricted stock based on the fair market value of the shares on the date of the grant, (2) dividends paid during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (3) there will be no further federal income tax consequences when the forfeiture restrictions lapse.
Compensation Deduction Limitation
Under 162(m) of the Code, the Company’s federal income tax deduction for certain compensation paid to designated executives is limited to $1 million per year. These executives include the Company’s Chief Executive Officer and the Company’s next four highest compensated officers. Section 162(m) of the Code provides an exception to this deduction for certain “performance based” compensation approved by a committee consisting solely of at least two “outside directors”. The Plan is generally designed to satisfy the requirements of section 162(m) of the Code with respect to stock options granted under the Plan.
After careful consideration, the Board of Directors of the Company unanimously has determined that the 2009 Amendment is in the best interests of the Company and its stockholders and recommends that you vote for the proposal to approve the 2009 Amendment to the Plan.

EXECUTIVE OFFICERS
          The following table sets forth the names, positions, years of service with Furmanite and ages of the executive officers of the Company.

		Years of
		Service
Executive Officers	Office	in Office		Age
Michael L. Rose	Chairman of the Board and		(1)	70
	Chief Executive Officer
Joseph E. Milliron	President and Chief Operating Officer		(2)	54
Howard C. Wadsworth	Senior Vice President,	18		64
	Treasurer and Secretary (3)

(1)	Mr. Rose was appointed Chairman of the Board and Chief Executive Officer of the Company effective January 1, 2009. He joined Furmanite Corporation July 2005, serving as President from August 2005 to December 2008 and serving as Chief Operating Officer of the Company from August 2005 to June 2007. Prior to that, Mr. Rose was Chief Operating Officer of Kaneb Pipe Line Company LLC, general partner of Kaneb Pipe Line Partners, L.P., from January 2004 through July 2005, prior to which he served as an executive officer of the Partnership’s Statia Terminals Division since July 2002.

(2)	Mr. Milliron was appointed President and Chief Operating Officer effective January 1, 2009. He joined Furmanite Worldwide, Inc. in August 2005 as Chief Operating Officer of the technical services business unit and was named Executive Vice President and Chief Operating Officer of the Company in June 2007. Mr. Milliron was a business consultant from 2004 until joining Furmanite and served in various positions of responsibility at CooperHeat-MQS, Inc., an international industrial services company, from 1991 and as Chief Executive Officer, President and a Director from 1999 until 2004. Mr. Milliron has over 25 years of experience, both domestic and international, in industrial contracting service.

(3)	Mr. Wadsworth has served in his current position for more than the last five years.

CORPORATE GOVERNANCE
Board of Directors
          The Board of Directors of the Company is comprised of four members who are elected by the holders of common stock. During 2008, the Board held six meetings, and each of the current directors attended all of the Board meetings. A majority of the members of the Board of Directors are “independent” within the meaning of the listing standards of the NYSE. These independent directors are: Sangwoo Ahn, Charles R. Cox, and Hans Kessler. The Board of Directors has determined that none of these directors has any material relationship with the Company or its management that would impair the independence of their judgment in carrying out their responsibilities to the Company. In making this determination, the Board of Directors considers any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, between the Company or any of its subsidiaries and a director to be material if the amount involved exceeds $120,000, exclusive of directors’ fees, in any of the last three fiscal years.
          The Board does not have a policy with respect to director attendance at the Annual Meeting of Stockholders, and only the then-serving Chairman of the Board attended the 2008 Annual Meeting.
Corporate Governance Guidelines
          Corporate governance guidelines have been adopted by the Board of Directors and address director qualification standards; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession and an annual performance evaluation of the Board. The Corporate Governance Guidelines are available on the Company’s website at www.furmanite.com, and in print without charge upon written request.
Code of Ethics
          The Company has adopted a Code of Ethics applicable to all employees, including the principal executive officer, principal financial officer, principal accounting officer and the directors. Copies of the Code of Ethics are available on the Company’s website at www.furmanite.com and will be provided without charge upon written request to Investor Relations, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. The Company intends to post on the Company’s website any amendments to, or waivers of, the Code of Ethics applicable to executive officers and directors should such arise.
Executive Sessions of Non-Management Directors
          The non-management directors of the Company, which are all of the Board members other than the Chairman, meet at regularly scheduled executive sessions without management. Mr. Ahn serves as the presiding director at those executive sessions. Persons wishing to communicate with the non-management directors may do so by writing in care of Chairman of the Nominating and Governance Committee, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.
Committees of the Board of Directors
Audit Committee
          The Furmanite Board has an Audit Committee, which is currently comprised of Sangwoo Ahn (Chairman), Charles R. Cox and Hans Kessler. Each of the members of the Audit Committee is independent as defined under the listing standards of the NYSE and the Exchange Act, and the Board of Directors of Furmanite has determined that Mr. Ahn is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. Mr. Ahn serves on the audit committee of one public company other than Furmanite. The Audit Committee and the Furmanite Board have determined that Mr. Ahn’s simultaneous service on another audit committee will not impair his ability to effectively serve on the Furmanite Audit Committee. The Audit Committee held six meetings during 2008, and each of the committee members attended all of the meetings except Mr. Cox was unable to attend one meeting due to other commitments.
          The functions of the Audit Committee include the selection, engagement and retention of the independent accountants, the planning of, and fee estimate approval for, the annual audit of the consolidated financial statements, the review of the results of the examination by the independent accountants of the consolidated financial statements, the pre-approval of any non-audit services performed by the independent accountants and consideration of the effect of such non-audit services on the accountants’ independence. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by the entire Board of Directors of Furmanite, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.
          The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of Chairman of the Audit Committee, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.
Compensation Committee
          The Board has a Compensation Committee, which is currently comprised of Charles R. Cox (Chairman), Hans Kessler and Sangwoo Ahn, each of whom is “independent” as defined under the listing standards of the NYSE. The function of the Compensation Committee is to review and approve the compensation programs for the Named Executive Officers and key personnel of Furmanite and its subsidiaries and to review and approve incentive, share option or other bonus plans or programs for the Named Executive Officers and key employees of Furmanite and its subsidiaries. The Compensation Committee held two meetings during 2008, which were attended by all of the committee members. The Compensation Committee operates under a written charter adopted by the entire Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.
Compensation Committee Interlocks and Insider Participation
          None of the members of the Compensation Committee is or has been an officer or employee of the Company. No executive officer of the Company serves on the compensation committee or serves as a director of another entity where an executive officer of that entity also serves on the Compensation Committee or the Board of Directors.
Nominating and Governance Committee
          The Board has a Nominating and Governance Committee, on which Sangwoo Ahn (Chairman), Charles R. Cox and Hans Kessler serve, each of whom is “independent” as defined under the listing standards of the NYSE and who constitute all of the non-employee directors. The Nominating Committee held three meetings during 2008, which were attended by all of the current committee members. The Nominating Committee considers and recommends future nominees to the Board, including nominees recommended by stockholders of the Company. Recommendations for nominees for election at the 2010 Annual Meeting of Stockholders must be submitted in writing by December 6, 2009, to the Secretary of the Company, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. Any submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that he or she will agree to serve as a director of Furmanite if elected by the stockholders.
          Certain information concerning the consideration by the Nominating and Governance Committee of director candidates proposed by stockholders, specific minimum qualifications which the Nominating and Governance Committee believes must be met for a nominee to be considered to serve as a director of the Company, any specific qualities or skills that are necessary for one or more of the Company’s directors to possess, and the process for identifying and evaluating nominees, including those recommended by stockholders, are contained in the Company’s Corporate Governance Guidelines, described above.
          The Nominating and Governance Committee also develops and recommends to the Board corporate governance guidelines for the Company and reviews, from time to time, the Company’s policies and processes regarding principles of corporate governance. The Nominating and Governance Committee operates under a written charter adopted by the entire Board of Directors, which is available on Furmanite’s website at www.furmanite.com and in print without charge upon written request.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
          The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Charles R. Cox (Chairman), Sangwoo Ahn, and Hans Kessler and is charged with the responsibility of reviewing and approving the compensation programs for the Company’s named executive officers, Messrs. Rose, Milliron, Wadsworth and Barnes, who retired on December 31, 2008, (the “Named Executive Officers”), and key personnel of Furmanite and its subsidiaries and to review and approve incentive, share option or other bonus plans or programs for the Named Executive Officers and key employees of Furmanite and its subsidiaries. All members of the Committee are independent under applicable NYSE standards. Specific duties and responsibilities include but are not limited to:
•	Establishment and oversight of the Company’s executive compensation policy and strategy.

•	Review and approval of compensation goals and objectives for the Chief Executive Officer (“CEO”), the evaluation of the CEO’s performance relevant to those goals and the determination and approval of the CEO’s compensation based upon the results of the evaluation.

•	Provide recommendations to the Board of Directors regarding the compensation of the Company’s officers.

•	Develop performance targets and criteria underlying the Company’s various incentive compensation plans and administer stock-based compensation plans.

•	Interact in its discretion with outside advisors, consultants or internal employee resources as appropriate regarding the Company’s current compensation and benefit plans as well as periodic assessment of current market practices, trends and legislative developments which affect compensation and benefit plans.

•	Monitor regulations guiding corporate governance policies and procedures pertaining to executive compensation as governed by the SEC, NYSE and other regulatory authorities.

•	Review and determination of Company programs to provide compensation to non-employee directors.

•	Provide assurance that the Company’s compensation program for the CEO and other officers is aligned with the Company’s overall business strategy and focuses upon value to the Company’s stockholders.

The executive compensation strategy is based on the following beliefs:

•	Executive compensation should be aligned with the organization’s overall business strategy of focusing upon growth opportunities in both private industry and government sectors, continual improvements in operating profits efficiency and service levels and preparing for a more competitive environment in consolidating industries.

•	Compensation should be commensurate with the achievement of increased returns to stockholders, the officer’s individual contributions to the organization and comparability to market data of business enterprises similar in size and scope to the Company’s operations.

•	Overall pay targets should reflect the Company’s intent to pay executive base salaries at levels consistent with available established market data surveys.

•	Key executives responsible for establishing and executing the Company’s business strategy should have incentive opportunities that are tied to the creation of stockholder value.

•	To the extent that is practical and consistent with the overall corporate business strategy, Company incentive plans should be in full compliance with Internal Revenue Code provisions allowing tax deductibility for executive compensation.

•	Stock ownership is an important component for ensuring executives’ and key employees’ interests are aligned with those of stockholders.

•	To facilitate stock ownership for executives, the Company should provide stock-based incentive plans that focus on the creation of stockholder value.

•	The compensation strategy for the Company should continue to place a greater emphasis on stock-based incentives and related long-term opportunities, with limited availability to special executive benefits and perquisites.
Elements of Compensation
          The principal elements of compensation available to the Compensation Committee with respect to compensation for the Named Executive Officers include base salary, annual bonus opportunity, long-term equity-based incentives (stock options or restricted stock) and retirement benefits that are the same that are provided to all employees and which support the Company’s objectives and goals. The Compensation Committee, with the advice of the Chief Executive Officer for other Named Executive Officer positions, reviews these elements of compensation on an ongoing basis taking into consideration each Named Executive Officer’s past and expected contributions to the Company’s business.
          Base salaries are intended to be competitive with the marketplace, taking into account the scope of responsibility, the relevant background, experience and tenure and the past and future potential contributions of the Named Executive Officers to the Company. Base salaries should offer the executive security and allow the Company to maintain a stable management team. Available data on base salaries of executive officers of companies of similar revenue size and/or market value providing similar services to similar customers within the same industry, which is typically gathered through searches of publicly available information or from published salary survey sources, are periodically compared to the Named Executive Officers’ base salaries with the objective of keeping base salaries at comparable levels. The Compensation Committee reviews the base salaries of the Named Executive Officers on an annual basis.
          The Company’s Chief Operating Officer received a discretionary bonus along with local country managers and field personnel who also received discretionary bonuses related to the 2007 year-over-year growth in foreign currency adjusted profit increases that was approved by the Compensation Committee. Amounts related to the 2008 audited results have not yet been allocated to specific individuals, including Named Executive Officers, as these amounts are not calculable.
          The Compensation Committee believes that Named Executive Officers should have a meaningful portion of their total compensation opportunity linked to increasing shareholder value through the Company’s business strategy of focusing upon growth opportunities and continued improvements in operating profits as well as service levels. The Compensation Committee utilizes stock option or restricted stock awards to Named Executive Officers as long-term equity-based incentives that most closely align their interests with stockholders. Stock options are issued with an exercise price equal to the closing price of the Company’s common stock on the date of the grant by the Compensation Committee and typically vest over a five-year period. On December 10, 2008, the Compensation Committee awarded options at the closing market price on that date to purchase 100,000 shares each to the Company’s newly appointed (effective January 1, 2009) Chief Executive Officer and President and Chief Operating Officer. The option awards vest at 20% annually beginning December 10, 2009 and expire December 10, 2013. The Compensation Committee believes that stock options may not always be a cost-effective incentive when they result in charges to earnings that are greater than the perceived net-of-tax value of the stock options to the holder. The Compensation Committee considers the level of stockholdings of each of the Named Executive Officers and alternative forms of incentive compensation and the past and future potential contributions of the Named Executive Officers to the Company that will create value for the Company’s shareholders in determining the granting and vesting of restricted stock awards.
          Named Executive Officers may participate in the Company’s Savings Investment Plan (the “401(k) Plan”) and other employee benefits that are provided or available to all employees, including medical insurance and life and disability insurance. The Company has no supplemental benefit or deferred compensation plans that provide benefits to Named Executive Officers that are not available to all employees. Perquisites available to Named Executive Officers are minimal in amount and do not exceed $10,000 per person. The Company does not provide Named Executive Officers with company cars or country club memberships and does not own or lease aircraft. The Company does not have employment agreements with its Named Executive Officers and does not have an established policy related to stock ownership guidelines. Since the Named Executive Officers do not participate in awards or payments based upon performance measures, the Company does not have a policy regarding the adjustment or recovery of awards or payments if performance measures were restated or otherwise adjusted in a manner that would reduce the size of an award or payment. In designing executive compensation, the Compensation Committee considers the accounting and tax effect that the components will or may have on the Company or the Named Executive Officers.
          The Compensation Committee uses the above elements of compensation to attract and retain Named Executive Officers and maintain a stable team of effective leaders, to balance the compensation of the Named Executive Officers with the short-term and long-term objectives of the Company and to align the interests of the Named Executive Officers with the stockholders. Prior compensation or amounts realizable from prior compensation are not considered in setting other elements of compensation.
          The Compensation Committee annually reviews the compensation of the Company’s Chief Executive Officer. The review includes the Company’s operations and results as well as leadership skills of the Chief Executive Officer. The Compensation Committee also assesses the Chief Executive Officer’s ability to meet the goals and objectives that are set forth by the Board of Directors in strategic planning, short-term and long-term financial results and succession planning.
          In the 2008 annual review of compensation for the Named Executive Officers, the Compensation Committee also considered available data on base salaries of executive officers of companies of similar revenue size and/or market value providing similar services to similar customers within the same industries in setting the base salaries and long-term equity-based incentives of the Named Executive Officers. The 2008 review included the compensation related to the promotions, effective January 1, 2009, of the Company’s President to Chief Executive Officer and the Company’s Executive Vice President and Chief Operating Officer to President and Chief Operating Officer. The Compensation Committee also considered the improvements in operating results, the Company’s strategic planning goals and objectives and the advice of the then-current Chief Executive Officer, who retired on December 31, 2008, in their review of the material elements of compensation of the Named Executive Officers. The Compensation Committee believes that the base salaries and long-term equity-based incentives of the Named Executive Officers are appropriately aligned with those of the stockholders.
Compensation Committee Report
To the Board of Directors of
Furmanite Corporation:
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with Furmanite’s management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee Charles R. Cox, Chairman Sangwoo Ahn Hans Kessler
Dated: March 30, 2009

EXECUTIVE COMPENSATION
Summary of Compensation
     The following table sets forth information concerning the annual and long-term compensation paid for services to the Company in all capacities for the fiscal years ended December 31, 2008, 2007 and 2006 to each of the Named Executive Officers of Furmanite.
SUMMARY COMPENSATION TABLE

					Stock		All Other
Name and				Bonus	Awards	Option	Compensation
Principal Position (a)	Year (b)	Salary ($)(c)		($)(d)	($)(e)(4)	Awards ($)(f) (4)	($)(i)(1)	Total ($)(j)

Named Executive Officers:

Michael L. Rose	2008	300,000	(2)	—	67,500	44,822	14,047	426,369
Chairman of the Board	2007	300,000		—	67,500	41,600	13,656	422,756
and Chief Executive	2006	300,000		—	5,625	41,600	3,156	350,381
Officer (effective January 1, 2009)

John R. Barnes	2008	400,000		—	—	—	14,112	414,112
Chairman of the Board	2007	400,000		—	—	—	13,656	413,656
and Chief Executive	2006	400,000		—	540,000	—	13,356	953,356
Officer (Retired effective December 31, 2008)

Joseph E. Milliron	2008	250,000	(2)	—	54,000	3,222	14,112	321,334
President and Chief	2007	238,731		200,000 (3)	54,000	—	13,656	506,387
Operating Officer	2006	225,000		—	4,500	78,000	3,531	311,031
(effective January 1, 2009)

Howard C. Wadsworth	2008	275,000		—	—	57,200	14,112	346,312
Senior Vice President,	2007	275,000		—	—	20,800	13,656	309,456
Treasurer and Secretary	2006	275,000		—	270,000	20,800	13,356	579,156

(1)	Includes the amount of the Company’s contributions in 2008, 2007 and 2006, respectively, to the 401(k) Plan and the premiums paid by the Company for group term life insurance coverage, on behalf of Mr. Rose ($13,800 and $247; $13,500 and $156; $3,000 and $156); Mr. Barnes; ($13,800 and $312; $13,500 and $156; $13,200 and $156); Mr. Milliron ($13,800 and $312; $13,500 and $156; $3,375 and $156); and Mr. Wadsworth ($13,800 and $312; $13,500 and $156; $13,200 and $156).

(2)	Effective January 1, 2009, Mr. Rose was promoted to Chairman of the Board and Chief Executive Officer at which time his annual salary was increased to $400,000 per year. Mr. Milliron, also promoted effective January 1, 2009 to President and Chief Operating Officer, received a salary increase to $350,000 per year at the effective time of the promotion.

(3)	On April 30, 2008 Mr. Milliron received a discretionary bonus of $200,000 in recognition of his performance in 2007. Amounts related to the 2008 audited results have not yet been allocated to specific individuals as these amounts are not calculable. The amounts are expected to be determined by May 2009 and, if applicable, disclosure on Form 8-K will be made once available.

(4)	The amounts shown in columns (e) and (f) represent the amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS123R.

Plan-Based Awards
          The following table presents individual grants of plan-based awards granted during the year ended December 31, 2008 to the Company’s Named Executive Officers.
GRANTS OF PLAN-BASED AWARDS TABLE

			Exercise or	Grant Date
			Base Price	Fair
		All Other Option Awards:	of Option	Value of Stock and
	Grant	Number of Securities	Awards	Option
Name(a)	Date(b)	Underlying Options (#)(j)	($/Sh)(k)	Awards ($)(l)(1)

Michael L. Rose	12/10/2008	100,000	$5.07	$507,000
Joseph E. Milliron	12/10/2008	100,000	$5.07	$507,000

(1)	Computed pursuant to FAS123R.
Outstanding Equity Awards
          The following table sets forth information on the outstanding awards (outstanding stock options and unvested stock awards) held by Named Executive Officers as of December 31, 2008:
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
								Market
								Value of
								Shares or
							Number of	Units of
							Shares or Units	Stock That
	Number of Securities Underlying				Option	Option	of Stock That	Have Not
	Unexercised Options (#)				Exercise	Expiration	Have Not	Vested
Name (a)	Exercisable (b)		Unexercisable (c)		Price ($)(e)	Date (f)	Vested (#)(g)(5)	($)(h)(1)

Named Executive Officers:

Michael L. Rose	80,000		80,000	(2)	3.14	11/30/2010	50,000	269,500
	—		100,000	(3)	5.07	12/10/2013	—	—

Joseph E. Milliron	60,000		40,000	(2)	3.14	11/30/2010	50,000	269,500
	—		100,000	(3)	5.07	12/10/2013	—	—

Howard C. Wadsworth	40,000	(4)	—		3.14	11/30/2010	—	—

(1)	Based on the December 31, 2008 closing price of $5.39.

(2)	The option awards for Mr. Rose vest at a rate of 40,000 each September 1 beginning 2006 and Mr. Milliron’s awards vest at 20,000 each September 1 beginning 2006.

(3)	The option awards for Mr. Rose and Mr. Milliron vest at 20% annually beginning December 10, 2009 and expire December 10, 2013.

(4)	On December 10, 2008, the Board of Directors amended the October 5, 2006 agreement to vest all remaining shares as of December 31, 2008.

(5)	Stock awards awarded to Mr. Rose and Mr. Milliron vest on December 6, 2010 and December 6, 2011, respectively, and may not be sold prior to December 6, 2011.

          The following table sets forth the options exercised and the stock awards vested during 2008 with respect to Named Executive Officers.
OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value Realized	Shares	Value
	Acquired on	on Exercise	Acquired on	Realized on
Name (a)	Exercise (#)(b)	($)(c)	Vesting (#)(d)	Vesting ($)(e)

Howard C. Wadsworth	20,000	163,000	—	—
Pension Benefits
     The Company does not provide or maintain a defined benefit plan for its Named Executive Officers, nor does the Company have a plan for nonqualified deferred compensation. To assist in their provisions for their retirement years, Named Executive Officers are eligible to participate in the Company’s 401(k) Plan under the same terms and conditions as all other employees of the Company and its subsidiaries.
Potential Payments on Change in Control or Upon Termination
     Change in Control
     In order to attract and retain qualified employees, and to encourage the continued attention and dedication of key employees to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company, Furmanite has periodically entered into termination agreements with key employees of Furmanite and its subsidiaries which provide that the Company will pay certain amounts to the employee upon specified events connected to a change in control. For purposes of this section, the term “Named Executive Officer” does not include Mr. Barnes, who retired from the Company effective December 31, 2008. Under the agreements, a “change in control” occurs if, under certain specified circumstances:
(i)	specified persons (generally defined as those directors serving at the effective date of the termination agreement and those appointed or recommended by such persons) cease to constitute a majority of the members of the Board;

(ii)	a merger of the Company or one of its affiliates, unless the beneficial owners of the voting securities of the Company immediately prior to such merger own at least 50 percent of the combined voting power of the Company, the surviving entity, or the parent of the surviving entity immediately after such merger;

(iii)	a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or

(iv)	a sale, transfer, lease or other disposition of all or substantially all of the Company’s assets is consummated.
     If a change in control occurs and the employment of the Named Executive Officer terminates, other than due to the Named Executive Officer’s death or disability or by termination of employment by the Company for cause (as defined in each agreement), the Company will pay each Named Executive Officer a specified percentage (299% in the case of Messrs. Rose and Wadsworth and 100% (299% effective January 1, 2009) in the case of Mr. Milliron) of the Named Executive Officer’s annualized base salary immediately prior to the change in control.
     In addition to the payment of a percentage of annualized salary discussed above,
          a) all stock and option awards held by the Named Executive Officer shall immediately become vested, exercisable, and non-forfeitable and all conditions thereof shall be deemed to have been satisfied, subject to the terms and conditions of the plan or agreement by which they were granted.

          b) the Company shall pay to the Named Executive Officer the undiscounted value of any contributions which the Company would have made to the Named Executive Officer’s account with the Company’s 401(k) Plan had employment of the Named Executive Officer continued (for three years in the case of each of Messrs. Rose and Wadsworth and one year (three years effective January 1, 2009) in the case of Mr. Milliron).
          c) the Company shall continue any provisions of accident and health insurance benefits being provided to the Named Executive Officer (for a period of three years for each of Messrs. Rose and Wadsworth and one year (three years effective January 1, 2009) for Mr. Milliron).
          d) the Company shall provide any benefits under any post-retirement health care insurance plans then in effect to which the Named Executive Officer would have become entitled had the Named Executive Officer’s employment continued (for a period of three more years in the case of each of Messrs. Rose and Wadsworth and one more year (three more years effective January 1, 2009) in the case of Mr. Milliron).
     Should payments to the Named Executive Officer be subject to the excise tax of Section 4999 of the Internal Revenue Code or any similar tax payable under any United States federal, state, or local statute, then, subject to certain conditions within the termination agreements, the Company shall pay additional amounts to the Named Executive Officer so as to place the Named Executive Officer in the same economic position such Named Executive Officer would have been in had no excise tax been imposed.
     The following table shows the amounts (in dollars) which would be payable to the Named Executive Officers under the termination agreements if such a change in control of the Company would have occurred at December 31, 2008.

						Value of
			Provision			Restricted
	Total Value		for	Rights to		Stock
	as a		Accident	Post		Awards	Gross
	Multiple of	Undiscounted	& Health	Retirement	Value of	that	Up for	Total
	Annualized	Company	Insurance	Health	Unexercisable	would	Excise	Compen-
Name	Base Salary	401K Match	Benefits	Care(3)	Options(1)	Vest(2)	Taxes	sation

Michael L. Rose	897,000	41,400	19,859	—	212,000	269,500	108,387	1,548,146
Joseph E. Milliron	250,000 (4)	13,800 (4)	6,685 (4)	—	122,000	269,500	—	661,985
Howard C. Wadsworth	822,250	41,400	28,133	—	—	—	—	891,783

(1)	Calculated as the difference between the December 31, 2008 closing price of the stock and the exercise price of the option.

(2)	Based on December 31, 2008 closing price of $5.39.

(3)	Retiree pays 100% of the cost of benefit.

(4)	Effective January 1, 2009, Mr. Milliron’s multiple was increased from 1.0 to 2.99.
Termination Compensation Not In Connection with a Change in Control
     The Company does not have employment contracts or agreements with its Named Executive Officers. In the event of termination for whatever reason, other than related to a change in control of the Company as discussed above, such individuals would be entitled to participate in the same post termination benefits and subject to the same conditions as all other employees of the Company and its subsidiaries.

Compensation of Non-Employee Directors
          The Board of Directors provides compensation plans to attract and retain qualified individuals to serve on the Company’s Board of Directors. Each non-employee director is paid an annual cash retainer fee for service on the board as well as all committees, and receives periodic equity-based awards. The Board of Directors provides a mix of cash and periodic equity-based awards to more closely align their interests with the stockholders. The table below sets forth the compensation the Company paid to its non-employee directors for service during 2008.
DIRECTOR COMPENSATION

	Fees Earned or Paid
Name (a)	in Cash ($)(b)	Stock Awards ($)(c)	Total ($)(h)

Sangwoo Ahn	50,000	56,500	106,500
Charles R. Cox	50,000	56,500	106,500
Hans Kessler	50,000	56,500	106,500
          The fee shown in column (b) above includes compensation for service earned and accrued in 2008 on the Board and all Committees. Effective January 1, 2009, the annual compensation for service on the Board and all committees was increased to $75,000 in view of the increased time commitment on the part of the non-employee directors. The amounts shown in column (c) represent the amounts recognized for financial statement reporting purposes with respect to the fiscal year 2008 in accordance with FAS123R. The grant date fair value of each of the stock awards shown in column (c) above was $203,400. At December 31, 2008, Mr. Ahn and Mr. Kessler each had outstanding stock options for 50,000 shares of common stock and Mr. Cox had outstanding stock options for 80,000 shares of common stock and Messrs Ahn, Cox and Kessler each had 20,000 shares of unvested stock awards.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
          The Audit Committee of the Board of Directors of the Company, which operates under a written charter adopted by the entire Board, serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s internal controls and the financial reporting process. The Company’s independent accountants, Grant Thornton LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States.
          In this context, the Audit Committee hereby reports as follows:
          1. The Audit Committee has reviewed and discussed the audited financial statements with management.
          2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
          3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K (17 CFR 249.310) for the fiscal year ended December 31, 2008, for filing with the SEC.
          Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

Members of the Audit Committee

Sangwoo Ahn, Chairman
Charles R. Cox Hans Kessler

Dated: March 30, 2009

INDEPENDENT PUBLIC ACCOUNTANTS
          Grant Thornton LLP, the Company’s independent accountants for the year ended December 31, 2008, has advised the Company that it will have in attendance at the 2009 Annual Meeting of Stockholders a representative who will respond to appropriate questions presented at such meeting regarding the Company’s financial results and condition at the close of its most recent fiscal year. Representatives of the firm will be afforded an opportunity to make a statement if they wish to do so.
          The following table sets forth the aggregate fees billed for professional services rendered by the Company’s independent accountants for 2008 and 2007:

	Years Ended December 31,
	2008	2007

Audit (1)	$756,000	$804,000
Audit-related Fees (2)	35,000	22,000
Tax Fees (3)	40,000	105,000
All Other Fees	—	—

	$831,000	$931,000

(1)	Fees for the audit of the Company’s annual financial statements, including fees related to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by the Company’s independent accountants in connection with statutory and regulatory filings or engagements for the fiscal year shown.

(2)	Fees for employee benefit plan audits and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for tax services that are unrelated to the audit of the Company’s financial statements and include assistance with respect to Federal, state, local and foreign compliance, approved tax planning and other tax advice.
          The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Since May 6, 2003, the effective date of the SEC rules requiring pre-approval of audit and non-audit services, 100% of the services identified in the preceding table were pre-approved by the Audit Committee.
          The Audit Committee of the Board of Directors of the Company considered whether the provision of services other than audit services for 2008 was compatible with maintaining the principal accountants’ independence. The Audit Committee of the Board of Directors has not yet met to select the principal accountants to audit the accounts of Furmanite for the calendar year ending December 31, 2009.

See Appendix A

OTHER MATTERS
          At the date of this Proxy Statement, the management of Furmanite does not know of any business to be presented at the 2009 Annual Meeting, other than as set forth in the Notice accompanying this Proxy Statement. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote their proxies in accordance with their best judgment on such matters. A copy of Furmanite’s 2008 Annual Report is available, without charge, on the internet at www.furmanite.com or upon written request to the Investor Relations Department, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080.
          The preparation and delivery costs of the proxy, Notice and Proxy Statement will be paid by the Company. In addition to mailing copies of this material as requested to stockholders of Furmanite, the Company has retained Broadridge Financial Solutions, Inc. and D.F. King & Co. to request banks and brokers to forward copies of such material to persons for whom they hold Furmanite common stock and to request authority for execution of the proxies. The Company will pay them and aggregate fee of approximately $9,800, excluding expenses, for implementation and processing and will reimburse banks and brokers for their reasonable, out-of-pocket expenses incurred in connection with the distribution of proxy materials. Certain of the Company’s officers or employees may solicit the return of proxies by telephone, personal interview or other electronic means.
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
          Any proposals of holders of common stock intended to be presented at the Company’s 2010 Annual Meeting of Stockholders must be received by the Company, addressed to Howard C. Wadsworth, Senior Vice President, Treasurer and Secretary, Furmanite Corporation, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, no later than December 6, 2009 to be included in the Proxy Statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Company’s proxy materials in accordance with the applicable requirements.
          Proxies for Furmanite’s Annual Meeting of Stockholders to be held in the year 2010 may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) the Company receives written notice, addressed to the Company’s Secretary not later than December 6, 2009, that the matter will be presented at the meeting and (ii) the Company fails to include in its proxy statement the meeting advice on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

By Order of the Board of Directors

Michael L. Rose
Chairman of the Board and Chief Executive Officer Dated: March 30, 2009

Appendix A
FURMANITE CORPORATION
1994 STOCK INCENTIVE PLAN
Amendment and Restatement
Effective March 4, 2009

-i-

TABLE OF CONTENTS
(continued)

-ii-

ARTICLE I
PLAN
     1.1 Purpose. The Plan is intended to advance the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or any of its Affiliates.
     1.2 Term of Plan. No Award shall be granted under the Plan after March 4, 2019. The Plan shall remain in effect until all Awards under the Plan have been satisfied or expired.

ARTICLE II
DEFINITIONS
     The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
     2.1 “Affiliate” means any parent corporation and any subsidiary corporation. The term “parent corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     2.2 “Award” means any Incentive Option, Nonqualified Option or Restricted Stock Award granted under the Plan.
     2.3 “Board” means the board of directors of the Company.
     2.4 “Change of Control” means the occurrence of any of the following after March 4, 2009:
     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.4(a), the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 2.4(c);
     (b) individuals who, as of March 4, 2009, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to March 4, 2009, whose election, or nomination for election, by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or
     (c) the consummation of (i) a reorganization, merger or consolidation or sale of the Company or (ii) a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, (B) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 80 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; provided, however, that any individual becoming a director subsequent to March 4, 2009 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.
     2.5 “Code” means the Internal Revenue Code of 1986, as amended.
     2.6 “Committee” means a committee of at least two persons appointed by the Board.
     2.7 “Company” means Furmanite Corporation, a Delaware corporation.
     2.8 “Disability” means a medically determinable mental or physical impairment which, in the opinion of a physician selected by the Committee, shall prevent the Holder from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Holder was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Holder receives a military pension; and (d) did not result from an intentionally self-inflicted injury.
     2.9 “Distribution Date” shall have the meaning specified in the Distribution Agreement by and between the Company, Kaneb Services LLC and Kaneb Pipeline Partners, L.P.
     2.10 “Employee Benefits Agreement” means the Employee Benefits Agreement by and between the Company and Kaneb Services LLC, a Delaware limited liability company.
     2.11 “Employee” means a person employed by the Company or any Affiliate as a common law employee.
     2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     2.13 “Fair Market Value” of the Stock as of any date means the closing price of the Stock on such date, or, if the Stock was not traded on such date, on the immediately preceding day that the Stock was so traded. However, if the Stock is not listed on a securities exchange, the Fair Market Value will be an amount determined by the Committee in a manner that complies with the requirements of Section 409A.
     2.14 “Holder” means a person who has been granted an Award or any person who is entitled to receive stock under an Award.
     2.15 “Incentive Option” means an Option granted under the Plan which is designated as an “Incentive Option” and satisfies the requirements of section 422 of the Code.
     2.16 “KSI Deferred Compensation Plans” means the Kaneb Services, Inc. 1996 Supplemental Deferred Compensation Plan, the Kaneb Services, Inc. Non-Employee Directors Deferred Stock Unit Plan, the Kaneb Services, Inc. Deferred Stock Unit Plan, and any other nonqualified deferred compensation plans that the Company may adopt in the future.
     2.17 “Mature Shares” means shares of Stock that the Holder has held for at least six months.
     2.18 “Non-Employee Director” means any duly elected member of the Board who is not an Employee.
     2.19 “Nonqualified Option” means an Option granted under the Plan other than an Incentive Option.
     2.20 “Option” means either an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock.
     2.21 “Option Agreement” means the written agreement which sets out the terms of an Option.

     2.22 “Plan” means the Furmanite Corporation 1994 Stock Incentive Plan, as set forth in this document and as it may be amended from time to time.
     2.23 “Restricted Stock” means stock awarded or purchased under the Plan pursuant to a Restricted Stock Agreement.
     2.24 “Restricted Stock Agreement” means the written agreement which sets out the terms of a Restricted Stock Award.
     2.25 “Restricted Stock Award” means an Award of Restricted Stock.
     2.26 “Retirement” means the termination of an Employee’s employment relationship with the Company and all Affiliates after attaining the age of 55.
     2.27 “Stock” means the common stock of the Company, no par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security. Shares of Stock when issued, may be represented by a certificate or by book or electronic entry.
     2.28 “Ten Percent Stockholder” means an individual who, at the time the Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock or series of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.
     2.29 “Net Shares” means the shares of Stock to be issued upon exercise of an Option reduced by the number of unencumbered, transferable Mature Shares that would be required to be tendered to the Company to satisfy the exercise price of the Option.
     2.30 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.
     2.31 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

ARTICLE III
ELIGIBILITY
     The individuals who shall be eligible to receive Incentive Options shall be those key Employees of the Company or any of its Affiliates as the Committee shall determine from time to time. The individuals who shall be eligible to receive Awards other than Incentive Options shall be those persons, including Employees, consultants, advisors and directors, who have substantial responsibility for the management and growth of the Company or any of its Affiliates as the Committee shall determine from time to time. Further, shares of Stock may be issued under the Plan to participants and former participants in the KSI Deferred Compensation Plans in satisfaction of the Company’s obligations thereunder.

ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
     4.1 Authority to Grant Awards. The Committee may grant Awards to those key Employees of the Company or any of its Affiliates and other eligible persons as it shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock to be covered by any Award to be granted to any person shall be as determined by the Committee.
     4.2 Dedicated Shares; Maximum Awards. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan and to current and former participants in the KSI Deferred Compensation Plans pursuant to the terms thereof is 6,100,000. Such shares of Stock may be treasury shares or authorized but unissued shares. The maximum number of shares of Stock with respect to which Options may be granted under the Plan is 6,100,000 shares. The maximum number of shares of Stock with respect to which Restricted Stock Awards may be granted under the Plan is 1,250,000 shares. The maximum number of shares with respect to which Options which may be granted to any person under the Plan during any calendar year is 750,000 shares. If a Holder’s Option is cancelled, the cancelled Option continues to be counted against the maximum number of shares of Stock for which Options may be granted to the Holder under the Plan. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. If any outstanding Award expires or terminates for any reason or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award under the Plan.
     4.3 Non-Transferability. Incentive Options shall not be transferable by the Employee other than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee’s lifetime, only by him. Except as specified in the applicable Award agreements or in domestic relations court orders, Awards other than Incentive Options shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award agreement may terminate the Award.
     4.4 Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing the shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law; or should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or vesting under an Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.
     4.5 Changes in the Company’s Capital Structure. (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
     (a) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation for it in money, services or property, then (i) the number, class or series and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class or series of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of shares of Stock then reserved, that number and class or series of shares of Stock that would have been received by the owner of an equal number of outstanding shares of each class or series of Stock as the result of the event requiring the adjustment.
     (b) If while unexercised Options remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury Regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Option Agreement or as a result of the Board’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Option then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Board, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Options held by any individual Holder:
     (A) accelerate the time at which some or all of the Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Board, after which specified date all such Options that remain unexercised and all rights of Holders thereunder shall terminate;
     (B) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of this Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Board, in which event the Board shall thereupon cancel such Options and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Options for such shares;
     (C) with respect to all or selected Holders, have some or all of their then outstanding Options (whether vested or unvested) assumed or have a new Option substituted for some or all of their then outstanding Options (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing him, or a parent or subsidiary of such entity, provided that (1) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the shares subject to the Option immediately after the assumption or substitution over the aggregate exercise price of such shares is equal to the excess of the aggregate fair market value of all shares subject to the Option immediately before such assumption or substitution over the aggregate exercise price of such shares, and (2) the assumed rights under such existing Option or the substituted rights under such new Option as the case may be will have the same terms and conditions as the rights under the existing Option assumed or substituted for, as the case may be;
     (D) provide that the number and class or series of shares of Stock covered by an Option (whether vested or unvested) theretofore granted shall be adjusted so that such Option when exercised shall thereafter cover the number and class or series of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such

Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Option; or
     (E) make such adjustments to Options then outstanding as the Board deems appropriate to reflect such Corporate Change (provided, however, that the Board may determine in its sole and absolute discretion that no such adjustment is necessary).
     In effecting one or more of alternatives (C), (D) or (E) above, and except as otherwise may be provided in an Option Agreement, the Board, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Options then outstanding may be exercised.
     (c) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Board in its sole and absolute discretion as to the number and price of shares of Stock or other consideration subject to such Options. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Board, whose determination shall be conclusive.
     (d) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner the Stock was adjusted under the terms of the agreement of merger or consolidation.
     (e) The issue by the Company of shares of Stock of any class or series, or securities convertible into shares of Stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or Restricted Stock Awards.
     4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him under the Plan.

ARTICLE V
OPTIONS
     5.1 Type of Option. The Committee shall specify in an Option Agreement whether a given Option is an Incentive Option or a Nonqualified Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which incentive stock options first become exercisable by an Employee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Option shall be treated as a Nonqualified Option. In making this determination, incentive stock options shall be taken into account in the order in which they were granted.
     5.2 Exercise Price. The price at which Stock may be purchased under an Option shall not be less than 100 percent of the Fair Market Value of the shares of Stock on the date the Option is granted. In the case of any Ten Percent Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.
     5.3 Duration of Options. An Option shall not be exercisable after the earlier of (i) the term of the Option specified in the Option Agreement (which shall not exceed five years from the date the Option is granted in the case of an Incentive Option granted to a Ten Percent Stockholder, or ten years from the date the Option is granted in the case of any other Option), or (ii) the period of time specified herein that follows the Holder’s Retirement, Disability, death or other severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates. Except as specified in Section 9.11, unless the Holder’s Option Agreement specifies otherwise, an Option shall not continue to vest after the severance of the employment or affiliation relationship between the Company and all Affiliates.
     (a) General Term of Option. Unless the Option Agreement specifies a shorter term, an Option shall expire on the tenth anniversary of the date the Option is granted. Notwithstanding the foregoing, unless the Option Agreement specifies a shorter term, in the case of an Incentive Option granted to a Ten Percent Stockholder, the Option shall expire on the fifth anniversary of the date the Option is granted.
     (b) Early Termination of Option Due to Severance of Employment or Affiliation Relationship (Other Than for Death, Disability or Retirement). Except as may be otherwise expressly provided in an Option Agreement, (i) an Option that has been granted to a person other than a Non-Employee Director and that has been in effect for at least two years shall terminate on the earlier of the date of the expiration of the general term of the Option or 90 days after the date of the termination of the employment relationship between the Holder and the Company and all Affiliates for any reason other than the death, Disability or Retirement of the Holder, and (ii) an Option that has been granted to a person other than a Non-Employee Director and that has been in effect for less than two years shall terminate on the earlier of the date of the expiration of the general term of the Option or 30 days after the date of the termination of the employment relationship between the Holder and the Company and all Affiliates for any reason other than the death, Disability or Retirement of the Holder, during which period the Holder shall be entitled to exercise the Option in respect of the number of shares that the Holder would have been entitled to purchase had the Holder exercised the Option on the date of such termination of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute a termination of the employment relationship between the Holder and the Company and all Affiliates shall be determined by the Committee at the time thereof.
     Except as may be otherwise expressly provided in an Option Agreement, an Option that has been granted to a Non-Employee Director shall terminate on the earlier of the date of the expiration of the general term of the Option or 90 days after the Non-Employee Director is no longer a director of the Company for any reason other than the death or Disability of the Holder.
     (c) Early Termination of Option Due to Death. Unless the Option Agreement specifies otherwise, in the event of the severance of the employment or affiliation relationship between the Holder and the Company and all Affiliates due to death before the date of expiration of the general term of the Option, the Holder’s Option shall terminate on the earlier of the date of expiration of the general term of the Option or 180 days after the Holder’s death.
     (d) Early Termination of Option Due to Disability. With respect to an Option granted to a person other than a Non-Employee Director, unless the Option Agreement specifies otherwise, in the event of the severance of the employment relationship between the Holder and the Company and all Affiliates due to Disability before the date of the expiration of the general term of the Option, the Option shall terminate on the earlier of the expiration of the general term of the Option or 90 days after the termination of the employment relationship between the Holder and the Company and all Affiliates terminates due to Disability.
     In the event his affiliation relationship is terminated as a result of Disability, a Holder who is a Non-Employee Director may exercise an Option for a period of 180 days after the Non-Employee Director is no longer a director of the Company or until the expiration of the Option period, if sooner, to the extent of the Stock with respect to which the Option could have been exercised by the Holder on the date the Non-Employee Director ceases being a director of the Company.
     (e) Early Termination of Option Due to Retirement. Unless the Option Agreement specifies otherwise, if the Holder is an Employee and the employment relationship between the Holder and the Company and all Affiliates terminates by reason of Retirement, the Holder’s Option shall terminate on the earlier of the expiration of the general term of the Option or one day less than three months after the date of the Holder’s termination of employment due to Retirement.
     After the death of the Holder, the Holder’s executors, administrators or any person or persons to whom the Holder’s Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the

Option, in respect to the number of shares that the Holder would have been entitled to exercise if the Holder exercised the Option prior to his death.
     5.4 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Option Agreement in its sole discretion. If specified in the Option Agreement, an Option will be exercisable in full upon the occurrence of a Change of Control.
     5.5 Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, a certified check, a bank draft or a postal or express money order payable to the order of the Company for an amount equal to the exercise price under the Option, (b) Mature Shares with a Fair Market Value on the date of exercise equal to the exercise price under the option, (c) an election to make a cashless exercise through a registered broker-dealer or (d) except as specified below, any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares of Stock are to be mailed or the information necessary for the Company to effect an electronic transfer of the shares of Stock. If Mature Shares are used for payment by the Holder, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares of Stock being purchased upon exercise of the Option, and any difference must be paid pursuant to (a) above. As promptly as practicable after receipt of written notification and payment, the Company shall deliver the number of shares of Stock with respect to which the Option has been exercised, issued as designated by the Holder. Delivery of the shares of Stock shall be deemed effected for all purposes when the transfer agent of the Company shall have deposited the certificates in the United States mail, to the address specified by the Holder, or when the shares have been transferred electronically as designated by the Holder. In lieu of tendering the Mature Shares to the Company for the exercise price pursuant to (b) above, the Company may, in its sole discretion, accept documentation provided by the Holder that the Holder owns the Mature Shares necessary for exercise and would be able to deliver them to the Company if requested by the Company, in which case the Company will deliver only the Net Shares. The Company shall have sole discretion in determining that the shares are Mature Shares and that they are unencumbered, transferable, and acceptable by the Company for this purpose.
     The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.
     Electronic transfer of shares of Stock may be effected by the Company it is sole discretion, in lieu of issuance of physical share certificate(s).
     The Company may permit a Holder to elect to pay the exercise price upon the exercise of an Option by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise.
     An Option may not be exercised for a fraction of a Common Share.

     5.6 Substitution Options. Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in the Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.
     5.7 No Rights as Stockholder. No Holder shall have any rights as a Stockholder with respect to Stock covered by his Option until the shares of Stock are delivered to him.

ARTICLE VI
RESTRICTED STOCK AWARDS
     6.1 Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to, any Restricted Stock Award shall be determined by the Committee in its sole discretion; provided, however, that the minimum vesting period for any Awards of Restricted Stock should normally be ratably over a period of three years and, in no event, less than one year. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to shares of Restricted Stock, the Committee may issue such instructions to the Company’s transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement that contains any vesting, transferability restrictions and other provisions that are not inconsistent with the Plan as the Committee may specify.
     6.2 Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each Holder of Restricted Stock shall have all the rights of a shareholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares, if unrestricted shares of the same class have the right to vote. Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire shares of Stock in the Company shall be paid to the Holder currently. Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.

ARTICLE VII
ADMINISTRATION
     The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:
     (a) determine the persons to whom and the time or times at which Awards will be made;
     (b) determine the number of shares and the exercise price of Stock covered in each Award, subject to the terms of the Plan;
     (c) determine the terms, provisions and conditions of each Award, which need not be identical;
     (d) accelerate the time at which any outstanding Option may be exercised, or Restricted Stock Award will vest; provided, however, that the Committee determines that such acceleration of vesting is in the best interests of the Company and its shareholders;
     (e) define the effect, if any, on an Award of the death, disability, retirement or termination of employment or affiliation relationship between the Holder and the Company and Affiliates;
     (f) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and
     (g) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
     The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE VIII
AMENDMENT OR TERMINATION OF PLAN
     The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Option under the Code, no amendment that would change the aggregate number of shares of Stock which may be issued under Options, or change the class of Employees eligible to receive Options shall be made without the approval of the Company’s stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE IX
MISCELLANEOUS
     9.1 No Establishment of a Trust Fund. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. All Holders shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.
     9.2 No Employment or Affiliation Obligation. The granting of any Option or Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option or Award has been granted to him.
     9.3 Forfeiture. Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts that the Holder, before or after termination of his employment or affiliation relationship with the Company or an Affiliate for any reason committed or engaged in willful misconduct, gross negligence, a breach of fiduciary duty, fraud, embezzlement, theft, a felony, a crime involving moral turpitude or proven dishonesty in the course of his employment by the Company or an Affiliate, which conduct damaged the Company or Affiliate, the Holder shall forfeit all outstanding Options and all outstanding Awards, and all exercised Options if the Company has not yet delivered Stock to the Holder with respect thereto.
     The decision of the Committee as to the cause of the Holder’s discharge, the damage done to the Company or an Affiliate shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the Holder by the Company or an Affiliate in any manner.
     9.4 Tax Withholding. Except with respect to each Holder who is a Non-Employee Director, the Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state or local tax law to be withheld with respect to the grant or exercise of an Option, or lapse of restrictions on Restricted Stock. In the alternative, the Company may require the Holder of an Award to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within ten days after the date of exercise or lapse of restrictions. In the discretion of the Company, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon his exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares held back shall not exceed the Company’s or the Affiliate’s minimum statutory withholding tax obligations. The Company may, in its discretion, permit a Holder to satisfy any tax withholding obligations arising upon the vesting of Restricted Stock by delivering to the Holder of the Restricted Stock Award a reduced number of shares of Stock in the manner specified herein. If permitted by the Company and acceptable to the Holder, at the time of vesting of shares of Restricted Stock, the Company shall (i) calculate the amount of the Company’s or an Affiliate’s minimum statutory tax withholding obligation on the assumption that all such vested shares of Restricted Stock are made available for delivery, (ii) reduce the number of such shares made available for delivery so that the Fair Market Value of the shares withheld on the vesting date approximates the amount of tax the Company or an Affiliate is obliged to withhold and (iii) in lieu of the withheld shares, remit cash to the United States Treasury and other applicable governmental authorities, on behalf of the Holder, in the amount of the withholding tax due. The Company shall withhold only whole shares of Stock to satisfy its withholding obligation. Where the Fair Market Value of the withheld shares does not equal the Company’s withholding tax obligation, the Company shall withhold shares with a Fair Market Value slightly less than the amount of its withholding obligation and the Holder of the Restricted Stock Award must satisfy the remaining withholding obligation in some other manner permitted under this Section 9.4. The withheld shares of Restricted Stock not made available for delivery by the Company shall be retained as treasury stock or will be cancelled and, in either case, the Holder’s right, title and interest in such Restricted Stock shall terminate. The Company shall have no obligation upon exercise of any Option or lapse of restrictions on Restricted Stock until the Company or an Affiliate has received payment sufficient to cover all tax withholding amounts due with respect to that exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.
     9.5 Written Agreement. Each Award shall be embodied in a written agreement which shall be subject to the terms and conditions of the Plan and shall be signed by the Holder and by a member of the Committee on behalf of the Committee and the Company or an executive officer of the Company, other than the Holder, on behalf of the Company. The agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of the Plan.
     9.6 Indemnification of the Committee. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.
     9.7 Gender. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

     9.8 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.
     9.9 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees.
     9.10 Other Options or Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.
     9.11 Option Adjustments Pursuant to the Employee Benefits Agreement. Notwithstanding any other provision of the Plan or an Option Agreement, the exercise price applicable to each outstanding Option, to the extent that the Option has not expired or been exercised as of the Distribution Date, shall be reduced in accordance with the formula specified in paragraph (b) of Section 3.1 of the Employee Benefits Agreement. Notwithstanding any other provisions of the Plan or Option Agreement, the term of each outstanding Option, to the extent that the Option has not expired or been exercised as of the Distribution Date, shall be adjusted in the manner specified in paragraph (e) of Section 3.1 of the Employee Benefits Agreement.
     9.12 Governing Law. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Texas.
     9.13 Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. If the Committee determines that an Award, Award agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

FURMANITE CORPORATION
2435 N CENTRAL EXPRESSWAY
SUITE 700
RICHARDSON, TX 75080
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Furmanite Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12992-P76757	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FURMANITE CORPORATION	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark "For All Except" and write the
number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.	☐	☐	☐

Vote on Directors
1.	ELECTION OF DIRECTORS
Nominees:
01)	Sangwoo Ahn

02)	Charles R. Cox

03)	Hans Kessler

04)	Michael L. Rose

		For	Against	Abstain

2.	To approve the Amendment and Restatement of the Furmanite Corporation 1994 Stock Incentive Plan; and	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all of the nominees named above and for the Amendment and Restatement of the Furmanite Corporation 1994 Stock Incentive Plan. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

 For address changes and/or comments, please check this box and                         ☐
 write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M12993-P76757
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 28, 2009
     The stockholder(s) hereby appoint(s) Michael L. Rose and Howard C. Wadsworth, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Furmanite Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 A.M., Central Daylight Savings Time on May 28, 2009, at 900 East Lookout Drive, Richardson, Texas 75082, and any adjournment or postponement thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH OTHER PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE